                                  EXHIBIT 4(b)

                            FORM OF BOOK-ENTRY NOTE


Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

This Note is registered in the name of a depositary (hereinafter, a "Depositary") or a nominee of a Depositary appointed by the Company pursuant to the terms of the Indenture hereinafter referred to. This Note is exchangeable for Notes registered in the name of a Person other than the Depositary or its nominee only in certain circumstances described in an Officers' Certificate delivered to the Trustee by the Company pursuant to Sections 103 and 301 of the Indenture, and unless and until this Note is exchanged in whole or in part for one or more Notes in definitive form, no transfer of this Note (other than a transfer of this Note as a whole (i) by the Depositary to a nominee of the Depositary, (ii) by a nominee of the Depositary to the Depositary or another nominee of the Depositary or (iii) by the Depositary or any nominee of the Depositary to a successor Depositary or a nominee of such successor Depositary) may be registered except in such circumstances.

REGISTERED         CENTRAL LOUISIANA ELECTRIC COMPANY, INC.           REGISTERED
                              MEDIUM-TERM NOTE
CUSIP No.:                                                     PRINCIPAL AMOUNT:
                                                               $________________

ORIGINAL ISSUE DATE:     INTEREST RATE:      MATURITY DATE:     LIMITATION DATE:

REFUNDING RATE:      INITIAL REDEMPTION DATE:     INITIAL REDEMPTION PERCENTAGE:

ANNUAL REDEMPTION PERCENTAGE REDUCTION:                 OPTIONAL REPAYMENT DATE:

    CENTRAL LOUISIANA ELECTRIC COMPANY, INC., a Louisiana corporation (the "Company"), for value received, hereby promises to pay to, CEDE & CO., or registered assigns, the principal sum of _____________________________________
DOLLARS, on the Maturity Date shown above (except to the extent redeemed prior to the Maturity Date), and to pay interest thereon, at the rate per annum shown above, until the principal hereof is paid or duly made available for payment. The Company will pay interest semi-annually on March 15 and September 15 (each an "Interest Payment Date"), commencing with the Interest Payment Date following the Original Issue Date shown above and on the Maturity Date or any Redemption Date or Optional Repayment Date (as defined below); provided, however, that if the Original Issue Date is between a Regular Record Date, as defined below, and an Interest Payment Date, interest payments will commence on the second Interest Payment Date following the Original Issue Date. Interest payments on this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months. Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date until the principal hereof has been paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or the September 1 (whether or not a Business Day) (each a "Regular Record Date"), as the case may be, next preceding such Interest Payment Date; provided, however, interest payable on the Maturity Date or any Redemption Date or Optional Repayment Date (as defined below) shall be payable to the Person to whom the principal hereof shall be payable. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt.

    This Note is one of the series of Medium-Term Notes.

    Unless the certificate of authentication hereon has been executed by The Bank of New York, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated

                                CERTIFICATE OF AUTHENTICATION

   This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee                               [Seal of Company]

By:
      Authorized Officer



CENTRAL LOUISIANA ELECTRIC COMPANY, INC.


By:                                                               Vice President

Attest:
              Secretary

    This Note is one of a duly authorized issue of Securities (herein called the "Securities") of the Company, issued and to be issued under an Indenture dated as of October 1, 1988 (herein called the "Indenture") between the Company and The Bank of New York (successor to Bankers Trust Company), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. The Indenture can be inspected and copied at the offices of the Trustee, 101
Barclay Street, New York, New York 10286.   The Medium-Term Notes (the "Notes")
may bear different original issue dates, mature at different times, bear interest at different rates and, as provided below, be subject to different redemption provisions.

    If so provided on the face of this Note, this Note may be redeemed at the option of the Company on and after the Initial Redemption Date, if any, indicated on the face hereof. If no Initial Redemption Date is set forth on the face hereof, this Note may not be redeemed at the option of the Company prior to the Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Note shall be at least $1,000) at the option of the Company, at the applicable Redemption Price (as defined below), together with interest thereon payable to the date of redemption (the "Redemption Date"), on notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this
Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof. This Note is not subject to any sinking fund. The "Redemption Price" shall initially be the Initial Redemption Percentage, shown on the face hereof, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date, shown on the face hereof, by the Annual Redemption Percentage Reduction, if any, shown on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount. If an Initial Redemption Percentage is set forth on the face hereof but no Annual Redemption Percentage Reduction is set forth on the face hereof, the "Redemption Price" shall be the Initial Redemption Percentage of the principal amount of this Note to be redeemed.

    Notwithstanding the foregoing, the Company may not, prior to the Limitation Date specified on the face hereof, if any, redeem this Note as contemplated by the next preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of monies borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than the Refunding Rate specified on the face hereof, if any.

    If so provided on the face of this Note, this Note will be repayable by the Company in whole or in part at the option of the Holder hereof on the Optional Repayment Date, if any, indicated on the face hereof. If no Optional Repayment Date is set forth on the face hereof, this Note will not be repayable at the option of the Holder hereof prior to the Maturity Date shown on the face of this Note. The repayment option, if any, may be exercised by the Holder hereof in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Note shall be at least $1,000) at 100% of the principal amount of the Note to be repaid together with interest thereon payable to the date of repayment. To elect the repayment option, the "Option to Elect Repayment" or other written notice acceptable to the Trustee from the Depositary, the Depositary's nominee or an authorized participant of the Depositary duly completed must be received by the Trustee at the Corporate Trust Office not more than 60 nor less than 30 days prior to the Optional Repayment Date. In the event of repayment of this Note in part only, a new Note for the unpaid portion hereof shall be issued in the name of the Holder hereof. Exercise of such repayment option by the Holder hereof will be
irrevocable.     If an Event of Default (as defined in the Indenture) with
respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in the aggregate principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of a majority in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

    The Notes are issuable only in registered form without coupons and are represented by a global certificate registered in the name of a depositary or in the name of its nominee. The Notes are issuable in denominations of $1,000 or in any amount in excess thereof which is an integral multiple of $1,000.

    As provided in the Indenture and subject to certain limitations therein set forth and except as otherwise restricted by a legend printed on the face hereof, if any, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

    As provided in the Indenture and subject to certain limitations therein set forth and except as otherwise restricted by a legend printed on the face hereof, if any, the Notes are exchangeable for a like aggregate principal amount of Notes, as requested by the Holder surrendering the same.

    No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

    Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

    The Indenture and Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

    All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                              ____________________

                                 ABBREVIATIONS

    The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM - as tenants in common
 TEN ENT - as tenants by the entireties
  JT TEN - as joint tenants with right of survivorship and not as tenants in common
 UNI GIFT MIN ACT-__________________ Custodian ___________________
                      (Cust)                      (Minor)
                 under Uniform Gifts to Minors Act _______________
                                                      (State)

    Additional abbreviations may also be used though not in the above list.

                              ____________________

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
- ---------------------------------------
                                      |
                                      |
- ---------------------------------------


- --------------------------------------------------------------------------------
         PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL
                            ZIP CODE OF ASSIGNEE

- --------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

                                                             Attorney
- ------------------------------------------------------------
to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:
      ---------------------------           ------------------------------------

                           OPTION TO ELECT REPAYMENT

    (Applicable only if this Note contains optional repayment provisions as indicated on the face hereof)

    The undersigned hereby irrevocably requests and instructs the Company to repay $__________ principal amount of the within Note, pursuant to its terms, on the Optional Repayment Date, together with interest thereon accrued to the date of repayment, to the undersigned at:


- --------------------------------------------------------------------------------
         (Please Print or Type Name and Address of the Undersigned)

    For this Option to Elect Repayment to be effective, the Option to Elect Repayment duly completed must be received by the Trustee not more than 60 nor less than 30 days prior to the Optional Repayment Date at the Corporate Trust Office (as defined in the Indenture), located initially at 101 Barclay Street, New York, New York 10280, Attention: Corporate Trust and Agency Group.

Dated:
       ----------------                    -------------------------------------
                                           Signature


                                           -------------------------------------
                                           Signature Guaranteed